UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CARISMA THERAPEUTICS INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 5, 2025

This supplement (the “Supplement”), dated July 31, 2025, supplements the definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed by Carisma Therapeutics Inc., a Delaware corporation (“Carisma”), with the U.S. Securities and Exchange Commission (the “SEC”), on July 7, 2025 and provided to Carisma’s stockholders in connection with the solicitation of proxies by the Carisma’s Board of Directors for use at the Special Meeting of Stockholders (the “Special Meeting”) to be held on August 5, 2025 at 10:00 a.m. Eastern Time via the Internet at https://meetnow.global/MDJSZWU. Except where the context otherwise requires, references to “Carisma,” “we,” “us,” “our” and similar terms refer to Carisma Therapeutics Inc. and its consolidated subsidiaries.

YOUR VOTE IS IMPORTANT TO US. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES BY SUBMITTING YOUR PROXY OVER THE INTERNET OR BY TELEPHONE, OR BY COMPLETING, DATING, SIGNING AND RETURNING THE PROXY CARD.

We are holding the Special Meeting to allow our stockholders to authorize our Board of Directors to effect a reverse stock split of our common stock. The proposed reverse stock split is expected to be needed for us to comply with applicable listing criteria for our common stock to continue to trade on the Nasdaq Capital Market and, accordingly, to avoid a delisting of our common stock from Nasdaq.

Stockholders are also reminded that, on June 23, 2025, we filed with the SEC a Current Report on Form 8-K disclosing that, on June 22, 2025, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Azalea Merger Sub, Inc., a Delaware corporation and our wholly owned subsidiary (“Merger Sub”), Ocugen, Inc. (“Ocugen”), a Delaware corporation, and OrthoCellix, Inc., a Delaware corporation and wholly-owned subsidiary of Ocugen (“OrthoCellix”), pursuant to which, among other matters, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into OrthoCellix (the “Merger”), with OrthoCellix continuing as our wholly owned subsidiary and the surviving company of the Merger. On July 21, 2025, in connection with the proposed Merger, Carisma filed with the SEC a Registration Statement on Form S-4 which contains a proxy statement and prospectus that includes further information about OrthoCellix and the proposed Merger. As discussed in the Proxy Statement, although the proposed reverse stock split is likely necessary to increase our common stock price to meet the minimum closing price requirement for filing an initial listing application with Nasdaq in connection with the closing of the contemplated Merger, we will need to hold a separate special meeting of our stockholders in order to obtain the stockholder approvals necessary to complete the Merger and related matters.

YOUR PARTICIPATION IS IMPORTANT. PLEASE VOTE YOUR SHARES AS SOON AS POSSIBLE TO ALLOW US TO COMPLETE THE PROPOSED REVERSE STOCK SPLIT.

This Supplement should be read in conjunction with the Proxy Statement, which we urge you to read in its entirety. This Supplement does not change the proposals to be acted on at the Special Meeting or the recommendations our Board of Directors with respect to the proposals, which are described in the Proxy Statement.